HOMEGOLD FINANCIAL, INC.
                        EMERGENT BUSINESS CAPITAL, INC.
                    EMERGENT BUSINESS CAPITAL MORTGAGE, INC.
                           CERTIFICATE OF COMPLIANCE
                  WITH THE INDENTURE DATED SEPTEMBER 23, 1997



     The undersigned companies, HomeGold Financial, Inc. (f/k/a Emergent Group, Inc.), a South Carolina corporation (the "Company"), and Emergent Business Capital, Inc., Emergent Business Capital Equity Group, Inc. (f/k/a Emergent Equity Advisors, Inc.) and Emergent Commercial Mortgage, Inc., all three being South Carolina corporations (each a "Guarantor" and collectively, the "Guarantors"), hereby certify to Bankers Trust Company (the "Trustee"), as of the date hereof, that:

(1) Purpose. This Certificate is being issued to the Trustee as required by Sections 102 and 1203 of the indenture dated September 23, 1997 (the "Indenture") between the Company, the Subsidiary Guarantors (as defined in the Indenture and three of which are the Guarantors and the Trustee pertaining to the Company's 10-3/4% Senior Notes, due 2004, Series A and Series B, as guaranteed by the Subsidiary Guarantors (collectively, the "Notes") in connection with the release of the Guarantors from their guarantees of the Notes (the "Subsidiary Guarantees") by reason of the sale of the sale of substantially all of the assets of the Guarantors to TransAmerica Business Credit Corporation ("TransAmerica") and certain subsidiaries thereof (collectively, the "Buyers") for cash (the "Sale") pursuant to that certain Asset Purchase Agreement dated October 2, 1998, by and among TransAmerica and certain subsidiaries thereof, the Guarantors, Reedy River Ventures Limited Partnership and the Company (the "Asset Purchase Agreement"), which transaction closed as of the date hereof. The representations, warranties and certifications set forth herein shall survive the delivery of this Certificate.

(2) Knowledge of Conditions and Covenants in the Indenture. The officers signing on behalf of the undersigned companies have read the Notes and the Indenture, particularly Article 12 thereof titled "Subsidiary Guarantee" and Section 1203 thereof titled "Release of Subsidiary Guarantors," Article 10 thereof titled "Covenants" and Section 1013 thereof titled "Limitation on Sales of Assets" and all definitions in the Indenture relating thereto.

(3) Nature and Scope of Examination or Investigation. In addition to the examination and investigation described in paragraph (2) above, the officers signing on behalf of the undersigned companies have examined original or copies of the Asset Purchase Agreement and such corporate documents and records of the Company and the Guarantors, including but not limited to documents pertaining to the Sale, and such other documents as the officers signing on behalf of the undersigned companies have deemed relevant and necessary as the basis for this opinion and statement.

(4)  Belief that Examination or Investigation is Adequate to Certify
     Compliance. In the opinion of the officers signing on behalf of the undersigned companies, such officers have made such examination or investigation as is necessary to enable them, on behalf of the undersigned companies, to express an informed opinion as to whether or not the relevant conditions and covenants of the Indenture have been complied with by the Company and the Guarantors in order for the Guarantors to be released from their Subsidiary Guarantees as provided in the terms of the Indenture.

(5) Opinion of Compliance with Indenture. In the opinion of the officers signing on behalf of the undersigned companies, the Company and the Guarantors have complied with the conditions and covenants provided in the Indenture, particularly Articles 10 and 12 thereof, necessary for the Guarnators to be released from their Subsidiary Guarantees as of the date hereof as provided in the terms of the Indenture.

     The Board of Directors of each of the Guarantors has determined in good faith that each Guarantor has received in the Sale cash consideration for the assets sold at least equal to fair market value of such assets as evidenced by the Board Resolutions attached hereto, which Resolutions were duly entered into in compliance with the requirements of the Certificate of Incorporation and Bylaws of each Guarantor as applicable and which remain in full force and effect without amendment or modification.

     IN WITNESS WHEREOF, the undersigned corporations have executed this Certificate as of November 13, 1998.


                                   HOMEGOLD FINANCIAL, INC.

                                   By:/s/ Keith B. Giddens
                                   ----------------------
                                   Name: Keith B. Giddens
                                        ------------------
                                   Its:  Chairman of the Board, President,
                                        -----------------------------------
                                         Vice President (circle one)
                                        -----------------------------------

                                   By:/s/ Kevin J. Mast
                                   -------------------
                                   Name: Kevin J. Mast
                                       -------------------
                                   Its:  Treasurer, Assistant Treasurer,
                                         ----------------------------------
                                         Secretary, Assistant Secretary
                                         (circle one)


                     SIGNATURES CONTINUED ON FOLLOWING PAGE

                                   EMERGENT BUSINESS CAPITAL, INC.

                                   By:/s/ Keith B. Giddens
                                   ----------------------
                                   Name: Keith B. Giddens
                                        ------------------
                                   Its:  Chairman of the Board, President,
                                        -----------------------------------
                                         Vice President (circle one)
                                        -----------------------------------

                                   By:/s/ Kevin J. Mast
                                   -------------------
                                   Name: Kevin J. Mast
                                       -------------------
                                   Its:  Treasurer, Assistant Treasurer,
                                       ----------------------------------
                                         Secretary, Assistant Secretary
                                         (circle one)



                                   By:/s/Keith B. Giddens
                                   ----------------------
                                   Name: Keith B. Giddens
                                        ------------------
                                   Its:  Chairman of the Board, President,
                                        -----------------------------------
                                         Vice President (circle one)
                                        ------------------------------------

                                   By:/s/Kevin J. Mast
                                   -------------------
                                   Name: Kevin J. Mast
                                       -------------------
                                   Its:  Treasurer, Assistant Treasurer,
                                         ----------------------------------
                                         Secretary, Assistant Secretary
                                         (circle one)


                                   EMERGENT COMMERCIAL MORTGAGE, INC.

                                   By:/s/ Keith B. Giddens
                                   ----------------------
                                   Name: Keith B. Giddens
                                        ------------------
                                   Its:  Chairman of the Board, President,
                                         -----------------------------------
                                         Vice President (circle one)
                                         -----------------------------------

                                   By:/s/ Kevin J. Mast

                                   -------------------
                                   Name: Kevin J. Mast
                                       -------------------
                                   Its:  Treasurer, Assistant Treasurer,
                                        ----------------------------------
                                         Secretary, Assistant Secretary
                                         (circle one)